Exhibit (a)(12)
ELEVENTH AMENDMENT DATED JUNE 22, 2011
TO JANUS ASPEN SERIES’
AMENDED AND RESTATED TRUST INSTRUMENT
DATED MARCH 18, 2003
AND AMENDED DECEMBER 29, 2005
Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended effective August 31, 2011, as follows, to reflect (1) the redesignation of Dynamic Allocation Portfolio to “Moderate Allocation Portfolio” and (2) the addition of Institutional Shares as an available class of shares for Moderate Allocation Portfolio.
SCHEDULE A

Series of the Trust	Available Classes

Balanced Portfolio	Institutional Shares
Service Shares

Enterprise Portfolio	Institutional Shares
Service Shares

Flexible Bond Portfolio	Institutional Shares
Service Shares

Forty Portfolio	Institutional Shares
Service Shares

Global Technology Portfolio	Institutional Shares
Service Shares
Service II Shares

Overseas Portfolio	Institutional Shares
Service Shares
Service II Shares

Janus Portfolio	Institutional Shares
Service Shares

Janus Aspen Perkins Mid Cap Value Portfolio	Institutional Shares
Service Shares

Moderate Allocation Portfolio	Institutional Shares
Service Shares

Worldwide Portfolio	Institutional Shares
Service Shares
Service II Shares
[SEAL]